UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 16, 2011

HELIX WIND, CORP.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-52107 (Commission File Number)	20-4069588 (IRS Employer Identification No.)

13125 Danielson Street, Suite 104
Poway, California 92064
 (Address of Principal Executive Offices, Zip Code)

(619) 501-3932
(Registrant's Telephone Number, Including Area Code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry Into a Material Definitive Agreement

Effective as of September 16, 2011, Helix Wind, Corp. (the “Company") executed a Line of Credit Agreement (the “LOC Agreement”) with Tonaquint, Inc., a Utah corporation (the “Investor”), pursuant to which, among other things, the Investor agreed to provide loans to the Company in an amount up to $120,000.00.  Pursuant to the terms of the LOC Agreement, the Company issued the Investor a convertible secured promissory note in the aggregate principal amount of $150,000.00 (the “New Note”), $30,000.00 of which represents the original issue discount.  The New Note provides that the Investor may loan up to $120,000.00 to the Company, which such amounts loaned to be in the sole discretion of the Investor.  The New Note is secured by all of the assets of the Company pursuant to the terms of a Security Agreement, and the Company also executed a Confession of Judgment for the New Note.  The Company’s obligations under the New Note are also guaranteed by the Company’s subsidiary, Helix Wind, Inc., pursuant to the terms of a Guaranty.

The description contained herein is a brief summary of each of the LOC Agreement, New Note and related agreements. These summaries are not complete, and are qualified in their entirety by reference to the full text of the agreements that are attached as exhibits to this Current Report on Form 8-K.  Readers should review those agreements for a more complete understanding of the terms and conditions associated with this transaction.

LOC Agreement

The LOC Agreement contains certain representations, warranties and affirmative and negative covenants regarding the Company and its operation, including the requirement to make punctual repayments, remain current in its public filings, perform its other obligations, not incur any other indebtedness, and not pledge its assets to any other party.

New Note

The New Note has an original issue discount of $30,000.00. Accordingly, the amount provided under the New Note is $150,000.00.  The New Note bears interest at 6% and matures sixty (60) days from the date of issuance. If there is a default the Note will accrue interest at the rate of 15% per annum. The number of shares of Common Stock to be issued upon such conversion of the New Note shall be determined by dividing (i) the conversion amount under the New Note by the volume-weighted average price of the Company’s Common Stock (the “VWAP”) on the day immediately preceding the date set forth in the notice of conversion.  The shares deliverable to the Investor must be delivered electronically, via DWAC or DTC, if the Company is eligible. If the Company does not deliver shares issuable upon conversion of the Note within three days of a conversion notice, the Company must pay the Investor a penalty of 1.5% of the conversion amount added to the balance of the New Note per day. The number of shares the Note is convertible into is subject to customary anti-dilution provisions.

The New Note provides that upon each occurrence of any Event of Default described below, the outstanding balance under the New Note shall be immediately and automatically increased to 125% of the outstanding balance in effect immediately prior to the occurrence of such Event of Default, and upon the first occurrence of an Event of Default, (i) the outstanding balance, as adjusted above, shall accrue interest at the rate of 15% per annum until the New Note is repaid in full, and (ii) the Investor shall have the right, at any time thereafter until the New Note is repaid in full, to (a) accelerate the outstanding balance under the New Note, and (b) exercise default remedies under and according to the terms of the New Note; provided, however, that in no event shall the balance adjustment be applied more than two (2) times.  An Event of Default under the New Note includes (i) a failure to pay any amount due under the New Note when due; (ii) a failure to deliver shares upon conversion of the New Note; (iii) the Company breaches any covenant, representation or other term or condition in the LOC Agreement, Note or other transaction document; (iv) having insufficient authorized shares; (v) an uncured Trigger Event; (vi) upon bankruptcy events; or (v) a default under other promissory notes with the Investor.

The New Note contains certain limitations on conversion and exercise. They provide that no conversion or exercise may be made if, after giving effect to the conversion and/or exercise, the Investor would own in excess of 9.99% of the Company’s outstanding shares of Common Stock.

Other than Excepted Issuances (described below), if the New Note is outstanding, the Company agrees to issue shares or securities convertible for shares at a price (including an exercise price) which is less than the conversion price of the New Note, then the conversion price and exercise price, as the case may be, shall be reduced to the price of any such securities. The only Excepted Issuances are (i) the Company’s issuance of securities to strategic licensing agreements or other partnering agreements which are not for the purpose of raising capital and no registration rights are granted and (ii) the Company’s issuance to employee, directors and consultants pursuant to plans outstanding.

The New Note was offered and sold in reliance on the exemption from registration afforded by Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended. The offering was not conducted in connection with a public offering, and no public solicitation or advertisement was made or relied upon by the Investor in connection with the offering.

Item 3.02                      Unregistered Sales of Equity Securities

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1	Line of Credit Agreement dated September 16, 2011
Exhibit 10.2	Convertible Promissory Note in the amount of $150,000 dated September 16, 2011
Exhibit 10.3	Company Security Agreement dated September 16, 2011
Exhibit 10.4	Subsidiary Security Agreement dated September 16, 2011
Exhibit 10.5	Subsidiary Guaranty dated September 16, 2011
Exhibit 10.6	Form of Company Confession of Judgment dated September 16, 2011
Exhibit 10.7	Form of Subsidiary Confession of Judgment dated September 16, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIX WIND, CORP.

By: /s/ Kevin Claudio
Name: Kevin Claudio
Title: Chief Financial Officer

Date:  September 20, 2011